UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  July 20, 2008

CROWDFUNDER, INC.

(Exact name of registrant as specified in its charter)

Colorado	333-147918	26-1456661
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

875 Dellwood Avenue
Boulder, CO		80304
(Address of Principal Executive Offices)		(Zip Code)

(303) 325-5321

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01. Completion of Acquisition or Disposition of Assets.

On July 20, 2008, CrowdFunder, Inc. (the “Company”), a Colorado corporation, entered into and closed the transaction contemplated by an Asset Purchase Agreement (the “Purchase Agreement”) with Gubb, Inc., a California corporation (the “Seller”) that owns and operates two social networking and fundraising Internet websites, pursuant to which the Company purchased certain of the Seller’s assets in exchange for the issuance of 920,000 shares of the Company’s common stock with a deemed per share price of $0.2725 per share for a total deemed purchase price of $250,700 (the “Acquisition”).  The purchased assets include, but are not limited to, source code for web-based list creation, management and organization system, the interface developed by the Seller for the grubb.net website, a website and related operations, artwork, logotypes and other intellectual property rights, and the domain name gubb.net.  The Purchase Agreement contains certain other provisions which are customary for agreements of this nature, such as representations, warranties, covenants, indemnity provisions and dispute resolution provisions.

Pursuant to the terms of the Purchase Agreement, the Company entered into a Registration Rights Agreement (the “Registration Rights Agreement”) with the Seller pursuant to which the Company granted piggyback registration rights to the Seller with respect to the shares issued in the Acquisition (the “Shares”).  In the event that the Company proposes to file a registration statement under the Securities Act of 1934, as amended (the “Securities Act”), for purposes of a public offering of the Company’s securities (including, but not limited to, registration statements relating to secondary offerings of the Company’s securities, but excluding certain registration statements, such as for example registration statements relating to employee benefit plans), the Company must notify the Seller and afford the Seller a reasonable opportunity to include in such registration statement all or part of the Shares.  The Seller may not register and sell more than 39% of the Shares in the first 12-month period from the date of the Registration Rights Agreement.  Thereafter, the Seller may not register and sell more than 25% of the Shares during any subsequent 12-month period while the Registration Rights Agreement is in effect.  If the registration statement under which the Company gives notice is for an underwritten offering, the right of the Seller to have the Shares included in a registration shall be conditioned upon the Seller’s participation in such underwriting.  Additionally, if the Company and an underwriter determine that marketing factors require a limitation of the number of shares to be underwritten, the Company has the right to reduce the number of the Shares proposed to be registered in a manner set forth in the Registration Rights Agreement.  The registration rights granted in the Registration Rights Agreement terminate as to the Seller three years after the date of the closing of the Company’s first firm commitment underwritten public offering of its common stock registered and declared effective under the Securities Act, or when, after the closing of such underwritten public offering, with respect to the Shares, the Seller is eligible to sell all of the Shares pursuant to Rule 144(k) promulgated under the Securities Act.  The Registration Rights Agreement contains certain other provisions which are customary for agreements of this nature, such as representations, warranties, covenants and indemnification provisions.

The Company has attached hereto as Exhibits 4.1 and 10.1, respectively, copies of the Registration Rights Agreement and Asset Purchase Agreement.  The foregoing summaries are qualified in their entirety by the contents of the Registration Rights Agreement and the Asset Purchase Agreement

Item 3.02	Unregistered Sales of Equity Securities.

The disclosure under Item 2.01 of this Current Report on Form 8-K is incorporated herein by reference.

The Company offered and sold the Shares in reliance upon the exemption from registration pursuant to Section 4(2) of the Securities Act of 1933, as amended, for transactions not involving a public offering, insofar as: (a) the Seller had access to information concerning the Company’s operations and financial condition; (b) restrictive legends were affixed to the share certificates issued in connection therewith; (c) the issuance did not involve any public offering and the offer and sale was not effected through any general solicitation or general advertising; and (d) the Seller either received adequate information about the Company or had access to adequate information about the Company.

Item 9.01	Financial Statements and Exhibits.

(d)  Exhibits

Exhibit No.	Identification of Exhibits
4.1	Registration Rights Agreement
10.1	Asset Purchase Agreement

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CROWDFUNDER, INC.

Date: August 19, 2008	By:	/s/ Mark Kreloff
Mark Kreloff
Chief Executive Officer, Chief Financial Officer, Treasurer, Secretary and Director